NEWS
For Immediate Release

For additional information contact:

Marty Schwenner
Vice President, Chief Financial Officer
Magnetek, Inc.
262-703-4282
mschwenner@magnetek.com

Magnetek Confirms Receipt of Unsolicited, Highly Conditional Expression of Interest;
Explains Decision Not to Pursue Proposed Transaction

Menomonee Falls, Wis., April 4, 2013 -- Magnetek, Inc. (“Magnetek” or “the Company”)(NASDAQ: MAG) today confirmed that it has received an unsolicited, highly conditional expression of interest from Blott Asset Management, L.L.C. (“Blott”), Talanta Investment Group, LLC (“Talanta”) and its investors to acquire the Company.

Following receipt of the expression of interest, Magnetek's board of directors met to evaluate the offer. As part of this evaluation, the board considered the offer in light of Magnetek's business and strategic plans and long-term prospects, which were summarized in a presentation that was publicly filed on March 18, 2013. As noted in that presentation, Magnetek anticipates a substantial reduction in liabilities over the next three to five years which it believes could lead to substantial equity appreciation. The board of Magnetek has endorsed this view. In light of the Company's plans and long-term prospects, the Magnetek board unanimously concluded that it would not be in the best interests of the Company's stockholders and Magnetek to pursue a transaction with Blott and Talanta on the basis outlined in their expression of interest.

On March 29, 2013, representatives of Magnetek communicated this decision to representatives of Blott and Talanta.

“While it is the fiduciary duty of the board to review credible offers, the board unanimously concluded that Magnetek's business and strategic plans and long-term prospects as a stand-alone company would support a substantially better return to our stockholders than that represented by this expression of interest,” said Mitchell Quain, Magnetek's chairman of the board. “As presented to the board, the expression of interest refers only to a 'price in the range of $15.00 per share', which is less than a $1.00 premium to the $14.05 closing price of Magnetek's common stock on April 2, 2013. Furthermore, the expression of interest appears to be based on a number of conditions and speculative assumptions including that a number of members of management and large stockholders would exchange their Magnetek common stock for shares in a newly formed company rather than receiving cash. We believe that pursuing this highly conditional expression of interest would distract us from achieving our business objectives and building the long-term value of the Company.”

About Magnetek, Inc.
Magnetek, Inc. provides digital power and motion control systems used in overhead material handling, elevator, and mining applications. The Company is North America's largest supplier of digital drive systems for industrial cranes, hoists, and monorails. Magnetek provides Energy Engineered® drives, radio remote controls, motors, and braking and collision avoidance subsystems to North America's foremost overhead material handling crane builders. The Company is also the world's largest independent builder of highly integrated digital motion control systems for high-rise, high-speed elevators and is a leading independent supplier of digital motion control systems for underground coal mining applications. Magnetek is headquartered in Menomonee Falls, Wis., in the greater Milwaukee area and operates manufacturing facilities in Pittsburgh, Pa., and Bridgeville, Pa., as well as Menomonee Falls.

Special Note Regarding Online Availability of Magnetek Releases and Filings
All Magnetek financial news releases and filings with the Security and Exchange Commission (“SEC”) are posted to the Magnetek website. Material and financial releases as well as SEC filings are available at www.magnetek.com. Automatic email alerts for these postings are available from the Investor Relations section of the site. Corporate and general releases as well as product information are also available at www.magnetek.com.

Special Note Regarding Forward-Looking Statements
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company's anticipated financial results for its fiscal quarter ending March 31, 2013, and its 2013 through 2015 fiscal years. These forward-looking statements are based on the Company's expectations and are subject to risks and uncertainties that cannot be predicted or quantified and are beyond the Company's control. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying these forward-looking statements. These include, but are not limited to, economic conditions in general, business conditions in material handling, elevator, mining, and alternative energy markets, operating conditions, competitive factors such as pricing and technology, risks associated with acquisitions and divestitures, legal proceedings and the risk that the Company's ultimate costs of doing business exceed present estimates.  Other factors that could cause actual results to differ materially from expectations are described in the Company's Form 10-K and other reports filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.